Exhibit 31.1
CERTIFICATION
I, Michael M. Morrissey, Ph.D., certify that:
1. I have reviewed this Form 10-Q/A of Exelixis, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL M. MORRISSEY
Michael M. Morrissey, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)
Date: September 30, 2016